UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report: May 1, 2017
(Date of earliest event reported)

THE YORK WATER COMPANY
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-34245	23-1242500
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

130 EAST MARKET STREET YORK, PENNSYLVANIA	17401
(Address of principal executive offices)	(Zip Code)

(717) 845-3601
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE YORK WATER COMPANY

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Shareholders of The York Water Company was convened May 1, 2017 at the Strand Capitol Performing Arts Center, 50 North George Street, in the City of York, Pennsylvania, at 1:00 P.M. for the purpose of taking action upon the following proposals:

(1)	To elect three (3) Directors to three-year terms of office.

The actions taken by the Shareholders concerning the election of Directors are as follows:

	For		Withheld		Broker Non-votes
Erin C. Casey	7,249,331	Votes	121,425	Votes	2,906,528
Robert P. Newcomer	7,262,944	Votes	107,812	Votes	2,906,528
Ernest J. Waters	7,268,157	Votes	102,599	Votes	2,906,528

The following Directors' terms of office continued after the Annual Meeting:

James H. Cawley, Esq.
Michael W. Gang, Esq.
Jeffrey R. Hines, P.E.
George W. Hodges
George Hay Kain, III
Jody L. Keller, SPHR
Steven R. Rasmussen, CPA

(2)	To ratify the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2017.

The actions taken by the Shareholders concerning the appointment of Baker Tilly Virchow Krause, LLP independent accountants are as follows:

For Approval	10,134,532	Shares
Against Approval	60,111	Shares
Abstaining From Voting	82,641	Shares
Broker Non-vote	-	Shares

(3)	To approve, by non-binding vote, the compensation of the named executive officers.

The actions taken by the Shareholders concerning the approval, by non-binding vote, of the compensation of the named executive officers are as follows:

For Approval	7,026,079	Shares
Against Approval	214,628	Shares
Abstaining From Voting	119,871	Shares
Broker Non-vote	2,906,528	Shares

(4)	To recommend, by non-binding vote, the frequency of future advisory votes on executive compensation;

The actions taken by the Shareholders concerning the frequency of future advisory votes on executive compensation are as follows:

Three Years	4,089,770	Shares
Two Years	212,020	Shares
One Year	2,777,810	Shares
Abstaining From Voting	291,156	Shares

THE YORK WATER COMPANY

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE YORK WATER COMPANY

/s/Kathleen M. Miller
Date: May 2, 2017	Kathleen M. Miller
Chief Financial Officer